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                                                                    EXHIBIT 23.2
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          As independent public accountants, we hereby consent to the use of our reports (and all references to our firm) included in or made a part of this Registration Statement.



                                            /s/      Arthur Andersen LLP


Pittsburgh, Pennsylvania
December 14, 1999